UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 6, 2015

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

As previously announced, POZEN Inc., a Delaware corporation (“POZEN”), requested a Type A meeting with the United States Food and Drug Administration (“FDA”) FDA to discuss the next steps required to gain approval of its New Drug Application (“NDA”) for its investigational drug candidates YOSPRALA™ 81/40 and 325/40 (aspirin / omeprazole delayed release tablets) after receiving a second complete response letter (CRL) on December 16, 2014 from the FDA stating that during an inspection of the foreign manufacturing facility of an active ingredient supplier on April 25, 2014, a FDA field investigator conveyed deficiencies to the representative of the facility.  Satisfactory resolution of these deficiencies is required before this application may be approved.

FDA granted the Type A meeting, which was held in late January 2015 and included representatives from POZEN and its active ingredient supplier, the FDA’s Office of Compliance and the reviewing division.  At the meeting, representatives from the Office of Compliance stated that the active ingredient supplier’s responses to the 483 inspectional observations submitted in May 2014 were still under review and the Office of Compliance would be communicating with the supplier in the coming weeks.

POZEN has provided and will continue to provide assistance to its active ingredient supplier in taking corrective actions to address the inspectional observations at its facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POZEN INC.

By:	/s/ William L. Hodges
	Name:	William L. Hodges
	Title:	Chief Financial Officer

Date: February 6, 2015